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                                      EXHIBIT 23


                 INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statement No. 33-41323 of Hawkins Chemical, Inc. and subsidiaries (the Company) on Form S-8 of our report dated December 3, 1996 incorporated by reference in the Annual Report on Form 10-K for the Company for the year ended September 29, 1996.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of the Company listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
December 20, 1996